EXHIBIT 99.1

Company:	Jack Henry & Associates, Inc.	Analyst Contact:	Kevin D. Williams
	663 Highway 60, P.O. Box 807		Chief Financial Officer
	Monett, MO 65708		(417) 235-6652

		Media Contact:	Dennis Jones
Marketing Manager
Jack Henry Banking
(704) 357-0298

FOR IMMEDIATE RELEASE

Jerry D. Hall, Co-Founder of Jack Henry & Associates Passes Away

Monett, MO - February 12, 2013 - Jack Henry & Associates, Inc. (Nasdaq: JKHY), a leading provider of technology solutions and payment processing services primarily for the financial services industry, today announced that Jerry D. Hall, age 69, the company's co-founder, former vice chairman, and acting executive vice president, died on February 11, 2013 of natural causes.

Jerry was data processing manager for the Jumping Jacks division of the U.S. Shoe Company before he and his business partner, John W. “Jack” Henry, established Jack Henry & Associates in 1976. Jerry was a pioneer in the community bank software industry and has been instrumental in building the company from a small venture in a rented space in a small engine repair shop to one that now supports more than 11,900 financial institutions and offers more than 300 products and services. Jack Henry & Associates currently employs more than 5,000 employees and remains headquartered in Monett, Missouri.
“Jerry was known for his generous nature, strong work ethic, and 'common-sense' approach to business” according to Jack Prim, chairman and CEO of Jack Henry & Associates. “He was a good business man, a motivational leader, and an important member of our community. On a personal note, while he served primarily in an advisory capacity the past few years, he helped me better understand the unique culture of the company and how important it is. Jerry will be missed on many levels, and the thoughts and prayers of the entire JHA family go out to his wife, children, and grandchildren.”

Tony Wormington, President of Jack Henry & Associates, commented, “Jerry was a trusted friend as well as teacher and mentor to those who knew him, and his dedication and perseverance inspired many of us to realize what we could accomplish by believing in ourselves. He was fundamental in establishing an ongoing culture based on mutual support and service to others. His commitment to doing the right thing, whatever it takes, and having fun have guided our company since it was founded 37 years ago.”

Mr. Hall is survived by his wife, Pat, his daughters Debi and Janet, his son Jeff, five grandchildren and three great-grandchildren. Funeral arrangements have not yet been announced.

About Jack Henry & Associates, Inc.

Jack Henry & Associates, Inc.® (NASDAQ: JKHY) is a leading provider of computer systems and electronic payment solutions primarily for financial services organizations. Its technology solutions serve more than 11,900 customers nationwide, and are marketed and supported through three primary brands. Jack Henry Banking® supports banks ranging from community to mid-tier institutions with information processing solutions. Symitar® is the leading provider of information processing solutions for credit unions of all sizes. ProfitStars® provides best-of-breed solutions that enhance the performance of domestic and international financial institutions of all asset sizes and charters using any core processing system, as well as diverse corporate entities. Additional information is available at www.jackhenry.com.
Statements made in this news release that are not historical facts are forward-looking information. Actual results may differ materially from those projected in any forward-looking information. Specifically, there are a number of important factors that could cause actual results to differ materially from those anticipated by any forward-looking information. Additional information on these and other factors, which could affect the Company's financial results, are included in its Securities and Exchange Commission (SEC) filings on Form 10-K, and potential investors should review these statements. Finally, there may be other factors not mentioned above or included in the Company's SEC filings that may cause actual results to differ materially from any forward-looking information.